Exhibit 99.2

Contact:

Joe Beedle, Northrim Bank President and CEO (907) 261-3338	Roger Aldrich, Co-Managing Member (907) 222-8822

Joe Schierhorn, Northrim BanCorp, Inc. Executive Vice President, COO (907) 261-3308	George Porter, Co-Managing Member (907) 222-8802

JOINT NEWS RELEASE

Northrim BanCorp to Acquire Residential Mortgage, LLC for $29.8_Million

Conference Call Scheduled for Friday, August 8, at 10:00 a.m. Alaska Time

ANCHORAGE, AK —August 7, 2014—Northrim BanCorp, Inc. (“Northrim”) (NASDAQ: NRIM) and Residential Mortgage Holding Company, LLC, (“RML”) today jointly announced the signing of a definitive purchase agreement (the “Purchase Agreement”) for a wholly-owned subsidiary of Northrim Bank, Northrim Capital Investment Company (“NCIC”), to acquire 76.5% of the membership interests in RML, the parent company of Residential Mortgage, LLC (“Residential Mortgage”) in a cash transaction currently valued at $29.8 million.

Northrim Bank was an original investor in Residential Mortgage when it was founded in 1998 and currently owns, through NCIC, the remaining 23.5% of the membership interests in RML. Residential Mortgage, a wholly-owned subsidiary of RML, is one of the largest mortgage originators in Alaska, funding approximately $792 million in loans in 2013 and approximately $1.2 billion in 2012.

“We expect the transaction to close in the fourth quarter of 2014,” said Marc Langland, Chairman, President, and CEO of Northrim. “We view this transaction as another opportunity to advance our vision to be Alaska’s premier financial institution, deploy capital strategically, and increase our ability to provide financial services to our customers.”

Northrim Bank’s board of directors and RML’s owners unanimously approved the transaction, which is subject to approval by applicable bank regulators, as well as other customary closing conditions. In order to ensure continuity of management of Residential Mortgage, Northrim Bank intends to offer five year employment contracts to each of the three principals of Residential Mortgage.

“As one of the largest mortgage originators in the Alaska market, Residential Mortgage is well-known and respected,” said Joe Beedle, Northrim Bank’s President and CEO. “We are excited about the opportunities for growth and expansion that this acquisition brings.”

“We believe that joining Northrim Bank will generate long-term benefits for both companies and provide the capital and expertise we need to further build our market share in Alaska and potentially expand into new markets in the future,” said Roger Aldrich, Co-Managing member of RML.

“Having worked with the principals of Residential Mortgage for sixteen years, we recognized their leadership in Alaska’s residential finance market and value their continued ability to network with us to provide important financial services to our customers,” said Joe Schierhorn, Chief Operating Officer for Northrim.

“Northrim is one of Alaska’s premier companies, and we believe transitioning to become a full subsidiary of Northrim Bank will bring ongoing benefits to our customers and employees,” said George Porter, Co-Managing member of RML.

The terms of the transaction call for Northrim Bank to make an estimated payment of approximately $22.4 million at closing that consists of $17.8 million in cash and the assignment of life insurance policies with cash surrender values totaling $3.7 million to certain members of RML, subject to a closing adjustment currently estimated at $900,000 to cover any difference between the equity of RML at June 30, 2014, and its equity at the close of the transaction. The Purchase Agreement also contains an earn-out provision that requires Northrim Bank to pay the current owners of RML additional cash proceeds currently estimated at $7.4 million over a five year period, provided that the annual adjusted earnings of RML achieve thresholds specified in the Purchase Agreement during that period. The initial estimated cash payment of $22.4 million for 76.5% of RML represents 126% of the book value for that portion of RML at June 30, 2014. As a result, Northrim will realize an estimated dilution of 9.5% in its tangible book value1. “We expect the transaction to be accretive to earnings in 2014 and that we will earn back the dilution to our tangible book value in less than seven years,” added Langland.

Northrim BanCorp’s legal counsel for the transaction was Davis Wright Tremaine LLP and its investment banking consultant was Jean-Luc Servat of Panoramic Capital Advisors. RML’s legal counsel for the transaction was the Durrell Law Group P.C.

Conference Call Information

Management will host a conference call on Friday, August 8, at 10:00 a.m. Alaska Time (2:00 p.m. ET) to discuss the RML acquisition. This call will be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing 412-317-6016. To listen to the call online, either live or archived, visit the Investor Relations page of Northrim’s website at www.northrim.com. The audio recording of the completed conference call will be available on Northrim’s website shortly after the completion of the call for a period of 30 days.

About Northrim BanCorp

Northrim BanCorp, Inc. is the parent company of Northrim Bank, an Alaska-based community bank with 15 branches in Anchorage, the Matanuska Valley, Juneau, Fairbanks, Ketchikan, and Sitka serving 75% of Alaska’s population; and an asset based lending division in Washington. The Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Affiliated companies include Elliott Cove Insurance Agency, LLC; Elliott Cove Capital Management, LLC; Residential Mortgage, LLC; Northrim Benefits Group, LLC; and Pacific Wealth Advisors, LLC.

About Residential Mortgage, LLC

Residential Mortgage, LLC is an Alaskan-owned mortgage company established in 1998 and currently has nine offices statewide. In 2013, Residential Mortgage, LLC originated approximately $792 million in mortgage loans, giving it 19.7% of the Alaska mortgage origination market in that year.

Forward-Looking Statement

This release contains “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim’s and RML’s financial condition, mortgage origination volume, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed acquisition of RML by Northrim Bank. All statements, other than statements of historical fact, regarding the financial position, business strategy and respective management’s plans and objectives for future operations of each of Northrim and RML are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim, Northrim management, RML, or RML management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure

[1]	Tangible book value is a non-GAAP measure defined by Northrim as shareholders equity, less goodwill and intangible assets. Tangible book value was $21.73 per share at June 30, 2014, while the most comparable GAAP measure, book value (shareholders’ equity) was $22.97 per share at June 30, 2014. See Northrim’s Quarterly Report on Form 10-Q for the period ended March 31, 2014 for further information regarding the reconciliation of tangible book value with book value.

readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include: expected cost savings, synergies and other financial benefits from the proposed transaction might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals for the proposed transaction might not be obtained; and the ability of Northrim and RML to execute their respective business plans (including the acquisition of RML by Northrim Bank). Further, actual results may be affected by the ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this release, and neither Northrim nor RML undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

www.northrim.com

Transmitted on GlobeNewswire on August 7, 2014, at 5:00 a.m. Alaska Daylight Time.